UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 27, 2021

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 MADISON AVENUE, NEW YORK, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stefan Larsson as CEO

On January 27, 2021, the Board of Directors (the “Board”) of PVH Corp. (the “Company”) appointed Stefan Larsson to serve as the Company’s Chief Executive Officer and as a director of the Company, effective February 1, 2021. The intent to make these appointments was announced previously on September 30, 2020.

Mr. Larsson, age 46, has served as the President of the Company since June 2019. Prior to joining the Company, he was President and Chief Executive Officer and a director of Ralph Lauren Corporation from November 2015 to May 2017. Prior to joining Ralph Lauren, he was the Global President of Old Navy, Inc., a division of The Gap, Inc., from October 2012 to October 2015.

There are no arrangements or understandings between Mr. Larsson and any other person pursuant to which he was selected to be an officer or a director of the Company. There are no transactions in which Mr. Larsson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Larsson entered into the First Amendment to Employment Agreement, dated as of January 27, 2021 (the “Amendment”), in connection with his appointment as Chief Executive Officer. The Amendment amends the Employment Agreement, effective as of June 3, 2019, between Mr. Larsson and the Company (as previously amended, the “Employment Agreement”).

The Amendment provides, in part, that during Mr. Larsson’s employment, the Company will cause Mr. Larsson to be nominated for reelection to the Board at the expiration of each Board term.

The Amendment increases Mr. Larsson’s base salary to $1,300,000 per annum.

The Amendment also reflects the lapse of certain rights in respect of equity incentive awards set forth in the Employment Agreement that Mr. Larsson would have been entitled to if he had not been named Chief Executive Officer.

The Amendment modifies the definition of “good reason” included in the Employment Agreement. Pursuant to the Amendment, “good reason” generally is defined as: (i) the assignment to Mr. Larsson of any duties inconsistent in any material respect with Mr. Larsson’s position, or any other action by the Company that results in a material diminution in such position; (ii) a reduction of his base salary, unless the Board imposes similar reductions in base salaries for other executive officers; (iii) the taking of any action by the Company that substantially diminishes (A) the aggregate value of Mr. Larsson’s total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him relative to all other similarly situated senior executives; (iv) the Company’s failure to cause Mr. Larsson to be nominated for reelection to the Board at the expiration of each Board term during his employment with the Company; (v) requiring that Mr. Larsson’s services be rendered primarily at a location or locations more than 35 miles from New York, New York, except for travel to attend to the Company’s business; (vi) solely after a change in control, Mr. Larsson is not serving as the Chief Executive Officer and a member of the board of directors of the top-most company in the chain of companies resulting from such change in control at any time during the one-year period following such change in control (other than as a result of Mr. Larsson’s termination of employment for any reason or cessation of service as a director due to death or disability); or (vii) the failure of the Company to require any successor to the Company to assume expressly and agree to perform the Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

Mr. Larsson is entitled to reimbursement of professional fees he incurred to negotiate and prepare the Amendment and related agreements, in an amount not to exceed $7,500.

Transition Agreement with Emanuel Chirico
As part of the September 30, 2020 announcement regarding the intent to appoint Mr. Larsson as Chief Executive Officer and to the Board, the Company also announced that on the effective date of Mr. Larsson’s appointment as Chief Executive Officer, Emanuel Chirico, the current Chief Executive Officer, would continue as Chairman of the Board and an employee of the Company.
The Company and Mr. Chirico entered into the Transition Agreement, dated as of January 31, 2021 (the “Transition Agreement”), in connection with Mr. Chirico’s plans to step down from the position of Chief Executive Officer. The Transition Agreement supersedes the Third Amended and Restated Employment Agreement, dated as of May 20, 2019, between Mr. Chirico and the Company (the “Superseded Agreement”).

The Transition Agreement provides that Mr. Chirico will continue to serve as the Chairman of the Board for the remainder of his current term as a director, and, if re-elected to the Board at the Company’s 2021 annual meeting of stockholders, will be reappointed by the Board as Chairman for such term. The Board will have no obligation to nominate Mr. Chirico for reelection to the Board beyond the term ending at the Company’s 2022 annual meeting of stockholders and Mr. Chirico has no obligation to continue to serve beyond such term.

The Transition Agreement provides that Mr. Chirico will be employed as an employee at will from the period commencing on February 1, 2021 and ending on December 31, 2021 (the “Transition Period”). During the Transition Period, Mr. Chirico will have such duties and responsibilities as may be reasonable assigned to him by the Board, including, but not limited to, providing advice and support to Mr. Larsson to ensure a smooth and effective transition and serving as a liaison between Mr. Larsson and the independent directors of the Board. Mr. Chirico's base salary during the Transition Period will be $1,200,000 per annum. Thereafter, so long as he remains a director, Mr. Chirico will be entitled to compensation in accordance with the compensation package and practices approved by the Board for non-employee Board members.

The Transition Agreement also provides that Mr. Chirico will not be eligible to receive an annual bonus award for the Company’s 2021 fiscal year or otherwise participate in any of the Company’s bonus and stock plans and other incentive compensation programs for senior executives of the Company, other than (i) with respect to awards granted prior to date of the Transition Agreement, and (ii) an award of restricted stock units (“FY2021 RSUs”) having an aggregate grant date value of $3,000,000 that will vest on December 31, 2021, subject to his continued employment from the grant date of the FY2021 RSUs  to the end of the Transition Period. Additionally, if Mr. Chirico’s employment is terminated prior to December 31, 2021 due to his death or disability, or the termination of his employment by the Company without cause, the FY2021 RSUs will become fully vested on the date of termination. The Transition Agreement also provides that if Mr. Chirico’s employment with the Company terminates for any reason other than his death or for cause (as defined in the Transition Agreement), such termination will be treated as a “retirement” (as defined in the Company’s Stock Incentive Plan, as amended and restated effective April 30, 2020) for purposes of his then-outstanding equity incentive awards granted under such Stock Incentive Plan. In addition, Mr. Chirico is eligible to participate in all employee benefit and insurance plans sponsored or maintained by the Company for similarly situated executives of the Company and he is entitled to reimbursement of reasonable expenses incurred or paid by him in the performance of his duties.

Mr. Chirico is entitled to reimbursement of professional fees he incurred to negotiate and prepare the Transition Agreement and related agreements, in an amount not to exceed $25,000.

The Transition Agreement sets forth Mr. Chirico’s rights upon termination of employment prior to December 31, 2021. In the event that the Company terminates Mr. Chirico’s employment without cause, Mr. Chirico will be entitled, subject to executing a release of claims in the Company’s favor, to receive the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); all unreimbursed expenses (if any), continued payment of his base salary through December 31, 2021, payable in substantially equal installments on the same schedule that his base salary was paid immediately prior to the date of termination, and the payment or provision of any other benefits as to which Mr. Chirico holds rights to on the date of termination.

The Transition Agreement includes the same restrictive covenants in favor of the Company as the Superseded Agreement, including prohibitions during and following employment against Mr. Chirico’s use of confidential information, soliciting Company employees for employment by himself or anyone else, interfering with the Company’s business relationships, and competing against the Company by accepting employment or being otherwise affiliated with a direct competitor of the Company’s primary businesses or products as of the date of termination. Notwithstanding the forgoing, it will not be deemed a breach of the non-compete provisions of the Transition Agreement if, following the six month anniversary of the later of (i) the date of the termination of Mr. Chirico’s employment or (ii) the date Mr. Chirico retires from the Board, but in no event prior to February 1, 2022, Mr. Chirico takes an ownership position in or serves as a non-employee director of any competitive entity (as defined in the Transition Agreement), other than certain companies listed in the Transition Agreement, provided that with respect to any competitive entity (other than one of the listed companies), during such applicable period (A) Mr. Chirico does not become involved in or otherwise become responsible for, the active management of the competitive entity and (B) prior to taking an ownership position in or agreeing to serve as a non-employee director of the competitive entity, Mr. Chirico confirms with the Company that the Company does not intend to invest in or acquire the competitive entity or enter into any other transaction or relationship with the competitive entity that would, in the Company’s reasonable judgment, make Mr. Chirico’s ownership in or service as a director of the competitive entity problematic for the Company.

The foregoing summaries of the Amendment and the Transition Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the full texts of the Amendment and the Transition Agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.
Item 8.01. Other Events.
The Company issued a press release on February 1, 2021 announcing Mr. Larsson’s appointment as Chief Executive Officer, succeeding Mr. Chirico, and as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements And Exhibits.

(d) Exhibits.
Exhibit No.	Description of Exhibit
10.1	First Amendment to Employment Agreement, dated as of January 27, 2021, between PVH Corp. and Stefan Larsson.
10.2	Transition Agreement, dated as of January 31, 2021, between PVH Corp. and Emanuel Chirico.
99.1	Press Release dated February 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021	PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and Secretary